EXHIBIT 10.4

                             AUDIT COMMITTEE CHARTER
                    puraDYN FILTER TECHNOLOGIES INCORPORATED

         The Audit Committee (the "Committee") is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the stockholders and others, the systems of internal controls, which management and the Board of Directors have established, and the independent audit process.

         The membership of the Committee shall consist of at least two independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Committee members and the Committee Chairman shall be designated by the full Board of Directors. All committee members shall be financially literate (as defined by the American Stock Exchange) and at least one member shall have accounting or related financial management expertise.

         In meeting its responsibilities, the Audit Committee is expected to:

General

    1. Meet at least quarterly each year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

    2. Provide an open avenue of communication between the internal auditors, the independent accountants and the Board of Directors.

    3. Review and update the Committee's charter annually. The charter should be filed with the Company's proxy statement at least once every three years.

    4. Establish procedures for the receipt and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

    5. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

    6. Have the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

    7. Perform such other functions as assigned by law, the Company's charter or bylaws, of the board of directors.

Independent Accountants

    8. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

    9. Confirm and assure the independence of the independent accountants, including a review of management consulting services and related fees provided by the independent accountants and receiving written confirmation of all relationships between the auditor and the Company, including actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and recommending that the full Board take appropriate action

    10. Pre-approve appropriate funding by the Company for compensation to public accounting firms for attest, audit and review services, for advisors employed by the audit committee and for other administrative expenses deemed necessary by the audit committee.

    11. Consider, in consultation with the independent accountants and the director of internal auditing or overseeing officer, the audit scope and plan of the independent accountants.

    12. Consider with management and the independent accountants the rationale for employing audit firms other than the principal independent accountants.

    13. Review with management and the Independent accountants at the completion of the annual examination:

         a.  The Company's annual financial statements and related footnotes.

         b. The independent accountants' audit of the financial statements and its report thereon.

         c. Any significant changes required in the independent accountants' audit plan.

         d. Any serious difficulties or disputes with management encountered during the course of the audit.

         e. Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

    14. Meet with the director of internal auditing or overseeing officer, the independent accountants, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

Internal Controls

    15. Review and concur in the appointment, replacement, reassignment or dismissal of the director or the overseeing officer of internal auditing.

    16. Inquire of management, the director of internal auditing or overseeing officer, and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

    17. Review with the director of internal auditing or the overseeing officer and the independent accountants the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

    18. Consider and review with the independent accountants and the director of internal auditing or overseeing officer:

         a. The adequacy of the Company's internal controls including computerized information system controls and security.

         b. Any related significant findings and recommendations of the independent accountants together with management's responses thereto.

         c. The independent accountants' accountability to the Board of Directors and this Committee.

    19. Consider and review with management and the director of internal auditing or overseeing officer:

         a. Significant findings during the year and management's responses thereto.

         b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

         c.  Any changes required in the planned scope of their audit plan.

         d. The internal auditing department budget and staffing; if applicable.

         e. Compliance with The Institute of Internal Auditors' (IIA's) Standards for the Professional Practice of Internal Auditing.

    20. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountants.

    21. Review with the director of internal auditing or overseeing officer and the independent accountants the results of their review of the Company's monitoring compliance with the Company's code of conduct.

Reporting

    22. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

    23. Review with management, the independent accountants, and the director of internal auditing or overseeing officer the interim financial report before it is filed with the SEC or other regulators.

    24. Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.

    25. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged as required.

The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board of Directors.